EXHIBIT 10.41

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

March 11, 2005

Malcolm Stewart

Vice President, DNA Medicines

Avecia Limited

Hexagon House, Blackley

Manchester M9 8ZS

England

Re:	Agreement between Corgentech Inc. and Avecia Limited, Dated December 27, 2004

Dear Malcolm:

This letter will amend the Agreement dated December 27, 2004 between Corgentech Inc. (“Corgentech”) and Avecia Limited (“Avecia”) as previously amended by the letter from Jack X. Regan to Kevin Cox dated March 4, 2005 (as amended, the “Agreement”). Except as expressly set forth in this letter, all other terms of the Agreement shall remain unmodified and in full force and effect.

I. Amending Section 2.4.

Section 2.4 of the Agreement is hereby amended by striking the section and replacing it with the following:

Upon completion of the Programme, but in no event later than April 30, 2005, Corgentech shall notify Avecia of its intention to continue future manufacturing and production of the Products at Avecia’s Grangemouth facility (“Grangemouth”). In the event Corgentech notifies Avecia that Corgentech intends to continue future manufacturing and production at Avecia’s Grangemouth facility the parties shall negotiate in good faith an agreement governing such production within [ * ] after such notification. In the event Corgentech notifies Avecia that it does not intend to continue production at Grangemouth, Avecia shall cooperate fully in the documentation of all manufacturing and production processes related to the Programme and the manufacture of the Products, including the Technical Information (as defined below) (“the Technology Transfer Documentation”) and communication and delivery to Corgentech of the Technology Transfer Documentation. As part of the Technology Transfer, Avecia: (a) will deliver all equipment and assets belonging to Corgentech to Corgentech’s facility or as it may direct, and (b) hereby grants to Corgentech a royalty-free, irrevocable, perpetual, non-exclusive, world-wide license, with power to sub-license, under all New Intellectual Property owned by Avecia pursuant to Section 5.3 below to make, use, sell, offer for sale, import, keep and otherwise deal in the Products. “Technical Information” shall include, but not be limited to, all know-how, experience, instructions, standards, methods, test and trial results, manufacturing processes, hazard assessments, registration data, quality control standards, formulae, Specifications, storage data, samples, drawings, designs, descriptions of packaging materials and all other relevant information relating to the Products or the design, manufacture or storage of the Products. In consideration for the technical consultancy services relating to the Technology Transfer to Corgentech, Corgentech shall pay Avecia’s reasonable costs of producing the documentation and transferring the assets associated with the Business from the Grangemouth facility to Corgentech (or as it shall direct), for an agreed period, not to exceed [ * ] . Avecia and Corgentech shall each use their reasonable efforts to determine the cost of the Technology Transfer before [ * ] .

II. Amending Section 3.1.

Section 3.1 is hereby amended by striking the first paragraph thereof and accompanying table and replacing them with the following:

In consideration of Avecia: (i) manufacturing, selling and delivering the Products and undertaking related activities, as more particularly described in the Programme set forth in Part B of Schedule 1; and (ii) continuing production at its Grangemouth facility, Corgentech shall [ * ] the purchase price for the Products, in four (4) installments. Installments 1, 2, 3 and 4 shall be as set forth in the following table. These amounts do not include [ * ] , which shall be [ * ] .

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Purchase Price

Installment	Amount (U.S.$)	Activity	Payment Date
1	[ * ]	Programme commencement and [ * ] as set forth in Schedule 1	[ * ]

2	[ * ]	[ * ] as set forth in Schedule 1	[ * ]

3	[ * ]	[ * ] as set forth in Schedule 1	[ * ]

4	[ * ]	[ * ] as set forth in Schedule 1	[ * ]

III. Amending Schedule 1.

Schedule 1 is hereby amended by adding the April production schedule attached to this letter.

Corgentech Inc.

By:	/s/ Jack X. Regan
Jack X. Regan
Vice President, Manufacturing

Accepted and agreed,

Avecia Limited

By:	/s/ Malcom J. Stewart
Name:	Malcom J. Stewart
Title:	Vice President DNA Medicines

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ]